Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings

Conference Call

Event Date/Time: Mar. 13. 2006 / 6:00PM ET

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Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

CORPORATE PARTICIPANTS

Rick Neely

Monolithic Power Systems - Chief Financial Officer

Michael Hsing

Monolithic Power Systems - President, CEO, Founder

CONFERENCE CALL PARTICIPANTS

Simona Jankowski

Goldman Sachs - Analyst

Quinn Bolton

Needham & Company - Analyst

Craig Berger

Wedbush Morgan Securities - Analyst

Tore Svanberg

Piper Jaffray - Analyst

Ross Seymore

Deutsche Bank - Analyst

Eric Gomberg

Thomas Weisel Partners - Analyst

Daniel Myers

Crosslink Capital - Analyst

Alex Ross

Morningstar - Analyst

PRESENTATION

Operator

Good day, and welcome to this Monolithic Power Systems Announces Fourth Quarter Fiscal 2005 Revenue. As a reminder today’s call is being recorded. For opening remarks introductions, I would like to turn the call over to Rick Neely, the Chief Financial Officer of Monolithic Power Systems. Please go ahead.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Good afternoon, and thank you for taking the time to join us today for discussion of our recent SEC filings and an update on the fourth quarter and 2005 revenue for Monolithic Power Systems. Michael Hsing, CEO and founder of MPS is with me on today’s call. In the course of today’s conference call, we will make forward looking statements and projections that involve risks and uncertainties including our outlook for revenues for the first quarter of 2006, our general business outlook for 2006, revenues for the [fourth] quarter of 2005 and for fiscal 2005, executive improvements to our over sided custom demand to better manage inventory changes.

Forward looking statements are not historical facts or guarantee to future performance or events and are based on current expectations estimates, beliefs, assumptions, goals and objectives and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements.

Additional factors that could cause actual results to differ include, but are not limited to, risk associated with the continued development and expansion of our business and distribution part of capabilities, acceptance of, or demand for, our products to be lower than expected, difficulty in predicting future financial performance, the uncertain impacts of the company’s litigations including the possibility of additional lost business. Actual results for the remainder of the first quarter of 2006, the ability of our distributors to actively forecast their customers’ needs and manager level inventories to correspond with their customer requirements, and adjustments that may occur as the company and its auditors complete the audit of the company’s result for fiscal 2005.

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Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Other important factors are identified in the company’s SEC filings including but not limited to our 2004, Form 10-K/A filed on March 9th , 2006 and our most recent Form 10-Q, filed March 10th 2006, which are accessible to our website all of which factors are incorporated by reference into today’s discussion. We assume no responsibility to update these forward looking statements. I’d also like to remind you that today’s conference call is being webcast live over the internet, and will be available for replay on our website for one year at www.monolithicpower.com along with our press release for this call.

Now, I will turn the call over to Michael for the review of our fourth quarter 2005 and fiscal year 2005 revenues. Michael will also discuss our revenue outlook for Q1 2006. After that I will summarize our recent SEC filings in which we restated our past financial results. We will then open up the call to your questions.

So at this point, I will turn it over to Michael.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Thanks, Rick. Welcome to this special update on MPS revenue for the fourth quarter and of fiscal year 2005. As you are probably aware, we had to delay our normal business update to the investor communities until we file delinquent SEC results. So far, those were filed last week, so now we would like to update everyone on our recent revenue performance. Our complete earnings conference call will be held after the 2005 audit and our 10-K filings are completed. The normal deadlines for filing 2005 10-K is March 16th, but we [can] file for the automatic [station] of the deadline this week, which will allow us time to complete our year end process, that was delayed due to the re-statement efforts.

For the Q4, 2005, I am pleased to announce that we ended the quarter with a record revenue of $32.5 million and increase of 120% from the fourth quarter of 2004, and up 10% from the last quarter. Our 2005 revenue was a $99.1 million, up 108% from 2004 revenue of 47.6 million, and DC to DC market continue to grow for MPS with the fourth quarter revenue of $18.8 million, up $10.3 million or 120% from the same quarter a year ago.

For 2005, our DC to DC product line recorded revenue of a $57.8 million growing 137% from the 2004 levels. Our Q4 2005 LCD backlog revenue over [backlight] revenue of $12.8 million grew 114% from the Q4 of last year, and 2005 revenues of $38.1 million is up 74% from 2004.

Finally, our Audio revenues for 2005 came in at a $3.2 million showing strong growth from the 2004 figures of $1.3 million. Our fourth quarter revenues exceeded our mid-quarter estimate. In fact, our revenues in Q4 ‘05 exceeded our normal shipment patterns, which typically, we see fourth quarter revenues is about flat to the third quarter revenues indeed. The midpoint of our guidance for Q4 revenue was $30 million, which is a flat to $29.7 million recorded in the third quarter.

We experienced a stronger than normal audit from our distributors in December 2005, where we recurrently expected our Q1 2006 revenue to be in the range of 24 to $25 million, this is up about 68% from the Q1 of our 2005. But it is a lower sales rate than we normally — than our normal seasonality will predict. In addition to seasonality, we attribute this to some in cuts from a cancellation of order for [meter] as a result of a verdict against it and an inventory adjustment by our distributors.

We want to present this data to the investment community to make sure everyone understands the reason behind the fluctuations. I’ll also like to note, that and we’ll be including our management review of our customer demand in order to better manage inventory changes. Overall, our business prospects for the year remained robust. The market acceptance of our new product is strong.

Now I’d like to turn the call over to Rick, who will review our recent SEC filings.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Thank you, Michael. It was a very busy period over the last several months within the MPS Finance functions as we filed our restated 2004 10-K/A, and our Q1 and Q2 2005 10-Q/A and our delayed [additional] filing of our Q3 2005 10-Q. We are now current in our SEC filings and are working on completing the 2005 10-K.

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Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Given in all of the recent filings, I would like to briefly summarize the impact of the restatements. The most significant change to prior financial statements was in the area of deferred stock compensation expense. We understated that expense — excuse me, we overstated that expense by $295,000 for 2004, by $70,000 for Q1 ‘05, and by $379,000 for Q2 ‘05. So a cumulative overstatement of stock up expense, and understatement net income of $744,000.

The other major reason for the restatements was the need to revise our tax revision in prior periods. Our restatement for 2004 reflects the tax revision that has been decreased by $437,000 due to additional tax benefits from stock options. Our restatement for Q1 ‘05 reflects a tax revision that has been increased by $31,000 and for Q2 ‘05 a tax revision that has been increased by $370,000.

In summary, after the restatements, our 2004 net loss was improved by $0.08 per share from a loss of $0.62 to a loss of $0.54, while the net loss for first and second quarter of 2005 was unchanged on a per share basis. On Friday, we issued revised results for the third quarter of 2005. The primary change from our previously announced results was due to reduction of a $12 million provision for litigation to $3.2 million, as a result of the reversal of the jury verdict in one of the ‘02 cases.

Fully diluted net income per share increased from $0.13 to $0.31 per share in Q3, as a result of this change and a cumulative impact of the restatement correction. As a note, we will provide guidance for the second quarter of 2006 at our normal earnings conference call for the first quarter of 2006, which typically is held at the end of April.

Now, we would like to open the microphone and take your questions.

QUESTION AND ANSWER

Operator

Thank you.

[OPERATOR INSTRUCTIONS]

We’ll take our first question from Simona Jankowski with Goldman Sachs.

Simona Jankowski - Goldman Sachs - Analyst

Yes hi, thank you very much. Just wanted to ask you first, just to clarify on what Michael Hsing said at the beginning of the call regarding the timing of the 10-K filing. What would be the timing for that now, for the 2005 filing?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

The normal due date is March 15th. We intend to file for an automatic extension that extension gives you an additional 15 days.

Simona Jankowski - Goldman Sachs - Analyst

Okay, so —

Rick Neely - Monolithic Power Systems - Chief Financial Officer

So, 15 calendar days till the end of the month.

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Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Simona Jankowski - Goldman Sachs - Analyst

Okay, got it. And then just wanted to — think you can provide a little bit more comments on your guidance for Q1. If you can just help us to break down the impact from — I think you mentioned three different things in there, one having to do with the distributor inventories, one with the end demand, and one would be impact from the Sumida trials. If you can just make the final breakdown, you know, the impact of each of them as you see it.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

For Q1 the outlook is — just to give you some idea that there’s three elements and it’s very difficult to break the three apart. For example, from Q4 2002 to Q1 2003, seasonality accounted for a drop of 21% and you go [forward] here from Q4 2003 to Q1 2004 is a drop of about 17%.

Last year, we had a small drop in per quarterly flat, Q4 and Q1 due to a one-type substantial design win. So, it’s typical to separate seasonality from other factors in this quarter. So we don’t have a precise number on seasonality, that’s just a range you’ve seen in the past. Relative to Sumida, as Sumida publicly announced, it is no longer purchasing the accused MPS products. So, those orders were cancelled. We’re seeing some impact from this in the current quarter, but we won’t be providing precise numbers on this.

Simona Jankowski - Goldman Sachs - Analyst

But other than this — other than Sumida should we assume that there were other customers, who because of the Sumida walk have also cancelled orders, or has the impact of this been limited to Sumida alone?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Just Sumida at this point.

Simona Jankowski - Goldman Sachs - Analyst

Okay. And then, on your comment on distributor inventories, is that something that you think will only impact Q1 and then those inventories are going to be kind of back to a normal range or, do you think the impact may carry over to Q2?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

We believe that it will be resolved in Q1.

Simona Jankowski - Goldman Sachs - Analyst

Okay. Great, thank you very much.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Okay.

Operator

We’ll take our next question from Quinn Bolton from Needham & Company.

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Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Quinn Bolton - Needham & Company - Analyst

First, just a clarification and then just a discussion of current business. Now that your current on your filings, you’ll ask for the extension, and hopefully, hit the, I guess, March 31st deadline for the 10-K, when do you think the “E” comes off the ticker? What other milestones are there to go back to the regular MPWR ticker?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Thanks Quinn. We believe we’re now in compliance with NASDAQ, listing requirements as you mentioned. Talking with our lawyers in Washington DC, they tell us it typically takes at least a week or so, to eliminate the “E” based on NASDAQ has internal processes where they go through the process to make a request and so forth. So, it typically takes at least a week. That’s what I’ve been told.

Quinn Bolton - Needham & Company - Analyst

Okay. Okay, but it’s — you’ll just be notified by NASDAQ, I guess maybe a day or two before it comes off and they’ll tell you the day it comes off.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

I expect so, yes.

Quinn Bolton - Needham & Company - Analyst

Okay. And then just sort of — talking about the current business I know it is sort of hard to quantify the various three factors, but I was wondering — I mean, we’re now 10,11 weeks into the quarter, so I’m sure you’ve got a pretty good handle on Q1, but you’re probably also starting to build a pretty good book of business for Q2. Q2 tends to be seasonally stronger. Without commenting specific revenue range, could you give us some sense as to, you know what — how that book of business is shaping up? What gives you the confidence that the inventory issue is going to be limited just to Q1? Any other color you can provide would be helpful.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Well, our business in the design wins and our customer relationships, that has stayed normal and we’re very pleased the outcome of the last year design win and we’ll see some new projects and — start to ramping up. And other than that is again, we have a very difficult time tool to quantify exactly what contributes to each category.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Also, again Quinn we’re going to follow our equal practice and we’ll give the Q2 guidance when we announce our Q1 quarterly results. So we’re not going to skip ahead on that.

Quinn Bolton - Needham & Company - Analyst

Can you say maybe at least whether you are seeing more normal seasonality? I mean it sounds like from your comments, Q1 is going to be down normal seasonality and then there are couple of — extraneous factors, you’ve got the Sumida cancellations, and that should be a one-time event, and then you’ve go inventory, you are saying you think the inventory is over. So, I guess I’m left to assume that — from what I heard, it sounds like seasonality would rule the day, and Q2 should be a seasonally stronger quarter. But again, I’m not trying to get you guys to give a range but —.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

[Inaudible].

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Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Rick Neely - Monolithic Power Systems - Chief Financial Officer

That’s an accurate analysis of what we’re trying to say.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Yes that’s a — our business is normal. And we’re happy with our customers, the forecast in—and also design wins and —

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Quinn, I think that’s probably about as far as we can go.

Quinn Bolton - Needham & Company - Analyst

Okay. How about — just looking for any sense like, I don’t know if there were any particular distributors that got ahead of themselves or whether you saw it across the board, maybe you could kind of just comment there. But then the other question is, obviously is you guys looked over your business, can you talk about whether you’re looking to sign additional distributors perhaps in other regions of the world to help limit your exposure to any one distributor or customer? Thanks.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

We — as I’ve said it before and that we always will want to control the inventories and control the inventories pipe. And now we’ve found — we’ve found a lot of deficiencies here. And we only have three — we only have two or three distributors. Three distributors out there. We controlled our design wins mostly by ourselves. And so, this is — I think that happened in one or two, one distributor.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes. There’s basically one distributor. And then some — another one has some issues I’d say, so about a third of it. And in terms of new distributors, Michael, I think we’re going to talk about — we have, we have signed up a new distributor in U.S.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Yes.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

I guess its, their sales force has been notified. Its [Avnet Memec] will take on the MPS line in the U.S. And we’re actually training their FAEs and things this month and starting to roll that out. So that’s very exciting news for us in the U.S., because we’ve had troubles with channel penetration and Avnet it’s certainly a world-class distributor that will help us a lot in the U.S.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

And the [inaudible] in the U.S. sales rules models.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes.

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Operator

We will take our next question from Craig Berger with Wedbush Morgan Securities.

Craig Berger - Wedbush Morgan Securities - Analyst

Good afternoon. Thanks for taking my question. With respect to the Q1 guidance, is there any way you can help us understand how big an impact Sumida was in the fourth quarter so we can strip that out having it in the first quarter? Is that less than a million, 1 or 2 million, over 3 million?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

We can’t really strip it out. But if you recall that the case wasn’t decided till the end of November or something like that. So again, we had shipped almost all of the quarter by middle of December anyway. So we’re always rolling in the pipeline. You probably wouldn’t have seen much impact in Q4. As to Q1, we can’t really tell —

Craig Berger - Wedbush Morgan Securities - Analyst

Right. But I’m —

Rick Neely - Monolithic Power Systems - Chief Financial Officer

the impact on Q1.

Craig Berger - Wedbush Morgan Securities - Analyst

But I’m asking for Q4 revenue contribution.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

We’re going to break out revenue by customer. In that, if it is a small customer in, — like how much it was in Q4, we typically wouldn’t break that out.

Craig Berger - Wedbush Morgan Securities - Analyst

Got it. With respect to the Q1 shipments so far, should we expect CCFL and DC to DC to remain on a similar ratio to where they’re at in Q4 or, was one product line more severely impacted by inventory issues?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

I don’t think the ratios as again DC to DC growth is faster than everything else. We expected DC to DC to [dominant] in the overall revenues. And again we don’t know the impact on the CCFLs from the Sumida issues. It is, we do receive a cancellation order from the Sumida. But where those revenue goes in the end our notebook makers, still order the product they may use—still use MPS and/or they may not. So we don’t know about it.

Craig Berger - Wedbush Morgan Securities - Analyst

Okay, so with respect to the inventory I have built up at year one keep — that one distributor. It wasn’t more DC to DC versus CCFLs. It’s just across the board.

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Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

It’s across the board.

Craig Berger - Wedbush Morgan Securities - Analyst

And what — where is the inventory levels at currently?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

It is a rolling inventory, and we don’t know exactly —

Rick Neely - Monolithic Power Systems - Chief Financial Officer

We don’t comment on a monthly basis where that is at. We can talk — we’ll talk more about that in the next conference call. We will have an earnings conference call in the next few weeks just prior to filing to 10-K, we’ll be able to provide more data.

Craig Berger - Wedbush Morgan Securities - Analyst

Got it. I just have one more question on the CCFL business. Is every chip in that product family being litigated or is it more —

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

No it’s not.

Craig Berger - Wedbush Morgan Securities - Analyst

...less others. Are they working around chips? Can you help me understand what the total revenue exposure there is in a worst case scenario?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

We always have, both the products are litigated on — as a part of, we released about at least two years ago. And —

Rick Neely - Monolithic Power Systems - Chief Financial Officer

And more in some cases, six years ago.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Yes. And so, all of these products in the currently generated more than 50% of our CCFL revenue and also I’m not sure if I entered the [NCO].

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes, we — in general there’s about four to six products that have been under litigation with, O2Micro for quite some time. And we have estimated that if you say our revenue in CCFL — it’s not all of our CCFL revenues, its the majority of our CCFL revenues are those products. However, to be fair with the other lawsuits out there Microsemi still has some suits against us. So those may cover some other products. So if you look at O2Micro it’s about four. But if you look at the other few, it does potentially cover more products. So it’s hard to come up with a specific number.

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Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Craig Berger - Wedbush Morgan Securities - Analyst

And how many did — what percent of revenue, CCFL revenues did you say those four products were?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

The majority revenue —

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

I think —

Rick Neely - Monolithic Power Systems - Chief Financial Officer

about 75% of the total, so 75% of a third. So it’s around 25 or 30% of our total revenue.

Craig Berger - Wedbush Morgan Securities - Analyst

Got it. Okay, thanks a lot guys, good luck.

Operator

We will take our next question from Tore Svanberg with Piper Jaffray.

Tore Svanberg - Piper Jaffray - Analyst

Yes, thank you I had a couple of questions. First of all, on the Q1 guidance and Sumida. Is that something you expect to continue into the June quarter or is, was that just a one-time cancellation?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Well, Sumida’s product cancelled. Okay, these are all — Sumida’s products were all ended up in the notebooks somewhere. And those notebooks we still have to order the inverter board. And we don’t know where those inverter boards will still using MPS. So [we’re] using some of the different inverter makers or they will use the —

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Competition.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

other solutions. We don’t know yet.

Tore Svanberg - Piper Jaffray - Analyst

Okay, very well. And I know you haven’t given the official numbers for Q4, but can you comment a little bit on gross margin and profitability? Are things stable around the 60, 63% range or is it different?

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Tore, I’m sorry. We’re not going to comment on any margins and expenses issues at this time. We have to finalize the audit before we can do that. But we do want to come out with revenue numbers are set.

Tore Svanberg - Piper Jaffray - Analyst

Okay, and my math could be wrong. But if you look at Q4, looks like inverters actually grew faster than DC to DC. Can you maybe comment a little bit on that?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

I think if I looked at that numbers we presented, the math is about the same. They, which you’d expect them to grow at a different rate, but on a year-over-year basis, the inverters did grow. DC-DC, year-over-year was a faster growth than CCFL. But on a quarter by quarter basis, they’re about the same.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

In the fourth quarter revenue was a $12.8 million. Then they grew — from the year-to-year grow 114%.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes, and DC to DC was a 100 and —

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

DC to DC on a year basis is 137%.

Tore Svanberg - Piper Jaffray - Analyst

And I was looking at the sequential, but that’s fair. Finally if you look at DC to DC converters for the whole year, obviously it had a strong year. Could you talk about some of the key applications that drove your DC to DC revenue in ‘05? And how do you expect that to change in ‘06?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

In ‘05, a lot of the — LCD TVs and also, I shouldn’t say in LCD TV only, in a flat TV and LCD monitors and wireless [LANs], portable application of portable DVDs and hard disk drivers and quite a few of applications. In ‘05, we still expected a strong in both markets. And we will expand to more — we’re breaking more, new customers. And also we’ll introduce a product, a different type of product which adjustable [socket] we didn’t have in 2005. For example, the higher current, these are 4, 5, 6 Amp range and a faster switching speed. And those products can be used in same kind of applications. But also we can expand us to, our market to telecom.

Tore Svanberg - Piper Jaffray- Analyst

Okay, and just one final question. Can you just update us on the legal situation at this point? What are some of the events that we should be looking out for in 2006? Thank you.

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

I think that we have all the court dates are set.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Okay, I don’t think that we don’t have any, any near term changes.

Tore Svanberg - Piper Jaffray - Analyst

So —

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

There are no new updates — nothing.

Tore Svanberg - Piper Jaffray - Analyst

So you said you have, you have not set any court dates.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

No, we haven’t, the court dates I think in the July, August.

Tore Svanberg - Piper Jaffray - Analyst

Okay.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

In August.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

In July, August and September, the court dates are as previously announced or a little bit later, so there is nothing near term.

Tore Svanberg - Piper Jaffray - Analyst

Okay, thank you.

Operator

We will take our next question from Ross Seymore with Deutsche Bank.

Ross Seymore - Deutsche Bank - Analyst

Thanks guys, can you hear me okay?

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Yes.

Ross Seymore - Deutsche Bank - Analyst

Just a question on the logistic side of things with the excess inventory in the channels. You made it sound like it was pretty specific to one, maybe one and a half of your three [distributors]. Is it just specific to them misjudging the ramp in your products or is it kind of an end-market issue? Just trying to get the balance between those two, if you could give any color, that’ll be helpful.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes, the inventory is sort of our moving target depends on forward-looking demand. We can’t identify the [exact] impact. But it basically looked like the — an interesting thing for us which was rather unusual, in our quarter particularly because of the seasonality, December’s always the lowest month. October, November, December tend to go down each month. And December was a good month for us.

In fact, the distributors were pushing us hard to ship in early December. So they have some sense of some orders that they knew that they thought they can get, and apparently did not get them. We shipped a lot of parts in late November, early December which would be unusual. We didn’t — we didn’t ship hardly anything the last two weeks which is pretty normal in December. So apparently, they were playing on some customer demand that they misread.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

And the first thing [after] we find out is that we went to our customers to check all of the — all their demands and that’s how we come to our conclusion. This is the effect.

Ross Seymore - Deutsche Bank - Analyst

So, it is basically the other two out of your three did a better job of judging the end demand. And that was what was the pretty simple cause of the excess inventory.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

We don’t know what their intention was. They order — in the first week of December, they pushed us to ship this much inventory. So we don’t know — the real issues are. But we do know our customer demand is to remain as part of — very much as in a normal characteristic of the seasonality.

Ross Seymore - Deutsche Bank - Analyst

And from the booking pattern that you talked about earlier at the end of last quarter and thus far in this quarter, you’re pretty comfortable that that inventory issue will work its way out in the next —

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Yes.

Ross Seymore - Deutsche Bank - Analyst

I guess it’d be three weeks. So it’ll get back to somewhat normal balance of inventory in the channel as we had the remainder this year.

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Yes.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

That’s what it looks like. Yes.

Ross Seymore - Deutsche Bank - Analyst

Okay, just on the CCFL side, really quick, is there any change in the competitive landscape? I know a few new players have made some noise about entering into that market. Have you guys seen any new players or any changes in the offerings from the existing competitors there?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Ross, you’re absolutely right. There is a new competitor and a bigger, stronger [coming]. And our chip is in the, particularly in the notebook market, where it’s been for seven years. And we still expect it to compete in the notebook market well. And other ones in the TVs and LCD TVs and the LCD monitors I think we are still new.

Ross Seymore - Deutsche Bank - Analyst

Okay. And then I know you said you really can’t comment on the expense side of it, Rick. But just kind of hypothetically to the extent we can even do that. All of the work that you guys have been doing with the restatements and kind of scrubbing the financials, does that in any way affect or increase OpEx where it would be higher than we normally so for the fourth quarter and the first quarter and then drop back down, either due to having your auditors more extensively or anything along those lines?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Well that’s, one thing — even though we’re not giving quite guidance, that’s one thing that I can confirm. Yes, the restatement process wasn’t free. So, yes. Q4 and Q1, we’ll have extraordinary expenses on the G&A side for sure. And we’ll probably quantify those for you later. But I could certainly tell you, yes there will be increased expenses for from auditors —

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Restatements.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

...consultants, restatements, lawyers, tax people everybody.

Ross Seymore - Deutsche Bank - Analyst

Got you. Okay. Thank you.

Operator

We’ll take our next question from Eric Gomberg with Thomas Weisel Partners.

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Eric Gomberg - Thomas Weisel Partners - Analyst

Yes, thank you. Most of my questions have already been answered. I was wondering what systems — what do you plan on implementing to help ensure that this doesn’t happen again. I thought there are actually penalties for your distributors if they misjudge or over ordered.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

There are, Eric. But the issue is you’ve got to have a penalty but you also have to spend some time with their in-customer demand. Just telling them that they’ll get a penalty plus or minus just tends to mean they buy the forecast, but if they’re in demand isn’t there it doesn’t do anything for you. So what we’re missing is more resell and calculated inventory analysis on our part to make sure that the targets are realistic so that they don’t — they don’t just order and sit there the next quarter. So that’s really the piece there —

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Yes, Eric you’re right. Give us an extra percent of penalty. But it doesn’t [do] any revenues — any good. So what we really have to do is we need a good system to check our customers’ demand. And we just need to do that management system in there.

Eric Gomberg - Thomas Weisel Partners - Analyst

Okay, then that’s fair. I realize that you’ve not commented on expenses. Could you make any comments regarding where are your inventory and where do you expect it to exit Q1? You feel, even with this kind of shift that it’s, it remains in healthy — in a healthy position on your own balance sheet I’m talking about.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

We’re really are not prepared to talk about those figures right [there]. And it won’t be very long when we’ll be able to do that in a couple of weeks at our conference call for the earnings. But at this point, we’re not going to comment on the other parts of the financials.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

We don’t have the number with me — with us now.

Eric Gomberg - Thomas Weisel Partners - Analyst

Okay and then last question. Again maybe you’ll talk about it in a couple of weeks. But given your comments on Avnet, when would you expect to actually see them starting getting some traction in the U.S. market? And would you expect a different type of customer and end-market composition?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Oh yes, definitely. And a U.S. market is almost — for MPS is untouched. And we will expect to have — to gain design wins and from new customers and all the OEMs in — from all the products that we have and also in the U.S. in the telecom, the area that we look into it.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

And in terms of time, it takes at least six months to ramp up the designs and discussions. And there are some products that we have that they could switch fairly quickly, but that would take, I think at least three to six months to you see any impact.

Eric Gomberg - Thomas Weisel Partners - Analyst

So potentially modest impact in the back of the year more —

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Rick Neely - Monolithic Power Systems - Chief Financial Officer

I’d probably say a modest impact in the back half of the year. But then ‘07, you start to see a lot bigger impact.

Eric Gomberg - Thomas Weisel Partners - Analyst

Great, thank you.

Operator

We’ll take our next question [Daniel Myers] with [Crosslink] Capital.

Daniel Myers - Crosslink Capital - Analyst

Hi Rick and Michael. Can you comment about booking trends from the beginning year and then up to Chinese New Year and then post Chinese New Year? And again this is bookings trend.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

We didn’t — we haven’t commented on bookings trend in the past. So were not. I don’t think we have commented on that in the past. Partly because the main reason, Dan, is our business is not a long lead time business. I mean people don’t book six months in advance. So our backlog is, doesn’t mean as much as an Intel backlog or somebody like that. So typically, we do rely like most chip companies on significant turns business, and particularly the analog business. So bookings don’t necessarily and backlog are not necessarily the right indicators.

Daniel Myers - Crosslink Capital - Analyst

Can you comment on I guess I could say the tenure of activity in Q1? You’re, I think you’re telling us that Q2 just like quote unquote normal seasonality. Are you saying, did you see people come back pretty strongly from Chinese New Year? That gives you that confidence in Q2?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

We feel a [certain] similar seasonality — I don’t think we have a - see it one way or the other.

Daniel Myers - Crosslink Capital - Analyst

Okay. And then, back on Avnet just for a minute. Are there some milestones in 2006 that we can monitor? You said you’re going to train FAEs this quarter I believe.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Yes.

Daniel Myers - Crosslink Capital - Analyst

And then will you put material into the channel late this year?

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

This is a sales through model. So they don’t sell the product — we will recognize that the revenues.

Daniel Myers - Crosslink Capital - Analyst

All Right. But you will have to put material into the channel.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

We will.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Yes.

Daniel Myers - Crosslink Capital - Analyst

Okay.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

I don’t know, actually we could update you that later. We’ll have the precise date when we’ll start doing that.

Daniel Myers - Crosslink Capital - Analyst

Okay. Thank you, very much.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Okay.

Operator

We will take our next question from Alex Ross with Morningstar.

Alex Ross - Morningstar - Analyst

Hi, thanks for taking my call. Congratulations on getting all of your filings in on top of the good revenue for Q4. Just real quickly can you update us on the progress improving your internal controls? And then maybe give us a sense I know the expenses are going up with all the extraordinary cost. But of the additional expenses, maybe what percent will end up being permanent with new staff, new systems what have you?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes, I can give you an update on it if you’ve, yes, we’ve spend a lot of time filing a lot of documents recently. And I don’t expect everyone to read all of them. But if you do look at our recent filings in 2005, we have provided early disclosure of two material weaknesses in connection with our restatement filings, because these are the issues that led to the restatement. So that that’s fairly obvious. We have not concluded our 2005 audit and SOX compliance evaluation. And so we’ll continue to review our internal controls and processes.

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

I’ve also, less than a month ago, I hired a new controller with great experience from Cypress Semiconductor and Infinera and Xerox and other places such as that. And we’ve also hired a new [FEC] reporting manager last quarter and so forth. So actually, one of the things to keep in mind, which is kind of interesting, I’m probably the only person in the company who can hire people and cut expenses. The reason is if you think about it, I actually have a file in staff of about 10 people. But you take away the transaction’s people, the accounts payable and those type of people, I have a professional staff of about four.

It is not possible to actually run your business, close your books and restate four prior periods with four people. This just doesn’t happen. I’ve brought in an army of consultants to get this restatement project done at least 10 or 12. There’s no other way to get it done. So once those expenses will actually be present as we’ve mentioned before in Q4 and Q1, but will drop off. So I could actually add quite a few people and still lower cost. If that makes sense to you. It’s [inaudible] work for higher fees than internal people.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Yes, I’m the CEO, I’m really glad that Rick Neely joined us in the last September. And he found all these [audit] deficiencies and he hired all these qualified persons in the financial team. And as the company grows, the company will mature itself and we build a more sophisticated systems to control financial [numbers] of the inventory [inaudible].

Alex Ross - Morningstar - Analyst

Okay, and the one quick follow up. Just to make sure I understand what I’m hearing, that despite that there will be extraordinary charges over and above what you are currently have, you will drop down back to where you were before?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes, actually the plan, because we said there are two or more elements other than the restatement project, we also have Sarbanes-Oxley. This is our first year Sarbanes-Oxley. So we have some extraordinary cost this year. Those will drop off though I understand from my colleagues in other companies they don’t drop off as much as you might like. But —

Alex Ross - Morningstar - Analyst

Right.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Sarbanes-Oxley will definitely drop in 2006. And the restatement will drop off. So I think the combination of those will be, will drop more than we could increase in terms of internal hiring.

Alex Ross - Morningstar - Analyst

Terrific, thanks.

Operator

We’ll take our next question from [inaudible].

Unidentified Audience Member

Hey guys, couple of questions. First thing is, normally when you report earnings, you’ll give a preliminary financial statement before you actually file a 10-K. How come we can’t get preliminary OpEx and margin financials before the 10-K’s actually filed?

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Rick Neely - Monolithic Power Systems - Chief Financial Officer

We haven’t finished the 2005 audit. The audit had to be pushed up, we basically it’s not only ourselves, but Deloitte was trying to multicast not only the restatements but the 2005 audit. So there’re some issues we need to close this week that have not been closed yet because of the deadlines for the filings of the restatement. So, we’ll get back to that and close it off so that Deloitte can sign off the numbers. And then we’ll have our call.

Unidentified Audience Member

And is that how it works, generally when you report preliminary earnings an audit will have already been done?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

It has to be done to extent that the audit will [spin] off your press release.

Unidentified Audience Member

I see, what you are saying, so they are not willing to sign out for preliminary press release yet.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes.

Unidentified Audience Member

Okay.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

We don’t have time to —

Rick Neely - Monolithic Power Systems - Chief Financial Officer

We don’t have time to actually get all those issues ironed out.

Unidentified Audience Member

I see. And can you comment at all just kind of baseline R&D levels for Q4 and Q1? Where those will kind of be running at? Are they still going to grow few hundred thousand a quarter, each of those quarters or will they flatten out? How should we think about that?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Well, unfortunately those are the expense guidance that we’re not going to be talking about today. So unfortunately, you’ll have to go slow on that for a few more weeks.

Unidentified Audience Member

I see. And when are you, are you going to file the 10-K and have another Q4 earnings call? Is that how we should understand it?

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes, again we wanted to — because we haven’t had any communication with Wall Street for quite some time because of the restatements, we did want to put our revenue numbers out as soon as we could, which was basically, we filed on Friday we did this on Monday , so this is as soon as we could do that which those numbers are solid. And we definitely want to get our earnings calls out as soon as we can. I don’t have a firm date because we’re restating our schedules, but it will likely be before the 10-K is filed because as you said [Sam], you don’t need to wait for the 10-K to get your earnings announced. But we have to get the final a lot of issues closed off.

Unidentified Audience Member

I see. And when in the — when in the quarter did you guys realize that Q1 was going to be a bit lighter than you originally expected, and post Chinese New Year have orders started to rebound into Q2?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

When — it’s about, maybe a month ago.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

In terms of timing, there are a lot of changes that go on in the chip business, Sam. There is no particular time. There’s — any quarter, you look at things will go up and down. Probably the one thing we did notice was the Sumida cancellation. We noticed that come in. And we started checking out the number. And it was about a week or two ago we concluded that yes, it looks like we’ll be lower than we thought on seasonality.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

That’s right.

Unidentified Audience Member

I see. Okay, that makes sense. And in terms of Q2, I know you’re not giving guidance, but I mean in the last few years, you’ve had pretty substantial growth in Q2. I mean what are we supposed to think here?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

It could, — in the last year — the beginning of the last year the [Street] estimate us about 65 million, 70 million. And the middle of the year I don’t even know that [we] will end up with $99 million. And it’s — I don’t know how we get there. And this year I’m not going to say anything.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes, Michael was referring to calendar year. In other words, we started the year with one estimate, ended up quite high. So it’s - our business and our company is just not mature enough to go out and do long range forecasting. So we’ll give that guidance in April.

Unidentified Audience Member

Okay, and we should - now should we at least expect Q2 is up or it could be down from Q1?

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Rick Neely - Monolithic Power Systems - Chief Financial Officer

I think you guys at Wall Street are all pretty smart. So I think you already pretty much can figure that out. So we can’t comment on that.

Unidentified Audience Member

Okay. Thank you.

Operator

We’ll take a follow up question from Quinn Bolton with Needham & Company.

Quinn Bolton - Needham & Company - Analyst

I just wanted to touch quickly on sort of progress issue on the [test 4] move. And I am assuming because you did have at least the test in-house that your gross margin is going to be a little bit following the revenue line. So, I would assume that Q1 gross margin, because your fixed cost is probably going to come down somewhat from the fourth quarter level. Is that kind of the right way to be thinking about trends in gross margin that will somewhat follow the revenue line?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes Quinn. This quarter our [inaudible] facility in China had the grand opening in the end of February. So we had an official opening. We do have people in [inaudible] and were running sample products and so forth. However, we probably won’t do much of any production shipment in Q1. This is a ramp up. So again, as you might — as we’ve said before, we’re going to ramp it up in Q1. And it’s likely that would have some impact on margins in Q1 because it’s, factory’s there running. But there’s no production right so —

Quinn Bolton - Needham & Company - Analyst

Right.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Start up expense. And you’ll see that in the first half. But that should straighten out. The second half you’ll see the benefit of that, because the capacity we need for second half potential revenue is going to be coming from the testers in that facility.

Quinn Bolton - Needham & Company - Analyst

Okay. But generally, revenue I mean gross margin probably does follow revenue somewhat, because you do have the internal test operation, so you do have some fixed costs associated with your manufacturing?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes.

Quinn Bolton - Needham & Company - Analyst

Okay. So you kind of doubly whammy in Q1 potentially with higher start up costs and a [inaudible] new facility, as well as your forecast for the overall revenue?

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

That’s right.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Probably yes.

Quinn Bolton - Needham & Company - Analyst

Okay. Thanks guys.

Operator

[OPERATOR INSTRUCTIONS]

We’ll take a follow up from Simona Jankowski with Goldman Sachs.

Simona Jankowski - Goldman Sachs - Analyst

Hi, thank you for taking my follow up. Just wanted to clarify a couple of things, you guys, early in the call. One is on the distributor with the excess inventory. Did you comment on what geography the distributor is in? Is it Taiwan or one of the other Asian countries do you operate in? And also, the end market that the distributor serves, is that notebook end market or anything else?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Our distributors serve broad markets. So we don’t have a distributor just serves notebook market. So it’s more broad spread. But the area where we have the most issues with our inventory would be Taiwan. And somewhat in China. The other one was in China. Those are two biggest.

Simona Jankowski - Goldman Sachs - Analyst

And then are you able to kind of discern what end markets were most affected, as far as I think you commented that the distributor had perhaps been expecting some high orders in a certain end market or something which didn’t come through. Kind of by virtue of the products they ended up building are you able to tell that that was a notebook or another end market?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

It’s overall—

Rick Neely - Monolithic Power Systems - Chief Financial Officer

We haven’t done that specific analysis for the moment.

Simona Jankowski - Goldman Sachs - Analyst

Okay.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

So that’s just one of the issues and we said, we just — the amount of information we need to crunch to look at retail is just not there to give us a good idea.

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Simona Jankowski - Goldman Sachs - Analyst

Okay. That’s fair enough. And then the other thing I wanted to clarify is I think that someone mentioned the court dates are going to be in the July, August, September timeframe. Were you referring to also O2Micro here or to the Micrel Microsemi I just couldn’t catch that?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Actually we forgot to do a little sheet of our usual court dates. Right here, right next to us is; the O2 Texas trial is currently scheduled for August. Now that is the 129 case in Texas, that’s August. And Microsemi trial is currently scheduled for September 26th. And the Micrel, not sure. There’s no trial date for Micrel. So when I said in August, basically August and September, the two dates right now for O2 and Microsemi and Micrel is — doesn’t have a date. That’s what we know right now.

Simona Jankowski - Goldman Sachs - Analyst

Got it. [inaudible] the last clarification, congrats by the way on getting the Avnet distributor relationship. The thing I wanted to clarify is when you had another distributor filing locked in United States that seems to not really kind of pan out as expected. And I just wanted to get a sense of how things are different for you guys this year, just in the sense of how are you able to overcome the obstacles you saw last year with All American at that point?

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Yes, All American 00 for whatever the reasons on that side didn’t work out. Avnet they don’t have this product line and they’re very excited about it and to sign on MPS.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

It’s actually Memec is the distributor. It’s specially distributor within the Avnet family. And Avnet recently bought them, and Memec has been looking for an analog line. They don’t have one. And so they’re very excited about having MPS. So we don’t have the conflict that we have in other cases.

Simona Jankowski - Goldman Sachs - Analyst

Got it. Okay, perfect. Thank you, so much.

Operator

[OPERATOR INSTRUCTIONS]

We’ll take a follow up from Daniel Myers with Crosslink Capital.

Daniel Myers - Crosslink Capital - Analyst

Just a quick clarification on Memec versus Avnet. Will you have the entire Avnet sales force on the street or just the Memec sales force on the street selling the product?

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Good question.

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FINAL TRANSCRIPT

Mar. 13. 2006 / 6:00PM, MPWRE - Q4/Fiscal 2005 MONOLITHIC POWER SYSTEM INC Earnings Conference Call

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

We don’t know. We can get back to you on —

Rick Neely - Monolithic Power Systems - Chief Financial Officer

Yes, actually I don’t know how the Avnet system works, Dan, sorry. I don’t know how they cross reference their catalogues on not. I’d have to get back to you on that.

Daniel Myers - Crosslink Capital - Analyst

Okay, thank you.

Operator

And there are no further questions at this time. Mr. Neely, I will turn the conference back over to you for any additional or closing remarks.

Rick Neely - Monolithic Power Systems - Chief Financial Officer

We thank everyone for listening to this special call. I know its a little — give us a little indulgence for getting our restatements done. And we’ll get our revenue numbers out as soon as we can. And we’ll have our normal conference call shortly and then hopefully in April we’ll back to a normal schedule where we can report on time. Thanks.

Michael Hsing - Monolithic Power Systems - President, CEO, Founder

Thank you, everybody.

Operator

That concludes today’s conference. We thank you for your participation. You may now disconnect.

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